Exhibit 99.1

KAYA HOLDINGS, INC. (KAYS) Enters Final Stage Of OLCC Recreational Marijuana Retail License Approvals For Next 2 Kaya Shack ™ Stores

KAYS Sues City Of Portland For Breach Of Contract

Portland, Oregon, January 25, 2017 -- Kaya Holdings, Inc., (OTCQB: KAYS) announced today that the construction on the next Kaya Shack™ Marijuana Superstore in Salem, Oregon has neared completion and KAYS has entered the final stages of OLCC licensing for this location. Additionally, KAYS also confirmed that have secured the Land Use Compatibility Statement (LUCS form) from the City of Portland necessary to enter into the final stages of OLCC Recreational Marijuana Retail Licensing for their existing OHA Medical Marijuana store in Portland, Oregon. To clarify, upon anticipated successful OLCC licensing, this would bring the Company to three (3) OLCC licensed recreational marijuana retail stores operating in Oregon, with store number 4 currently under construction and expected to follow within the next 60 days.

In a related announcement, the Company confirmed that it has filed suit against the City of Portland to protect its shareholders’ rights and require of the City the full execution of agreements signed between the Company and the City.

“We are pleased to have completed this final stage before licensing and believe we should be receiving the licenses shortly,” commented Kaya CEO Craig Frank. “We regret having to sue the City of Portland, but it is our duty to our shareholders to hold the City accountable for its conduct and secure a judge’s order to ensure that we receive the licenses we are lawfully entitled to with no further delay.”

About Kaya Holdings, Inc. (www.kayaholdings.com)

KAYS (OTCQB: KAYS) through its subsidiaries, owns and operates the Kaya Shack™ (www.kayashack.com) , the first legal marijuana dispensary by a U.S. publicly traded company – Kaya Shack™. KAYS creates and establishes it own brands that produce, distribute and/or sell premium cannabis products, including flower, concentrates, and cannabis-infused baked goods and candies.

IMPORTANT DISCLOSURE: KAYS is planning execution of its stated business objectives in accordance with current understanding of State and Local Laws and Federal Enforcement Policies and Priorities as it relates to Marijuana (as outlined in the Justice Department's Cole Memo dated August 29, 2013), and plan to proceed cautiously with respect to legal and compliance issues. Potential investors and shareholders are cautioned that KAYS and MJAI will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing Cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS and MJAI, Federal, State or Local legal action or changes in Federal Government Policy and/or State and Local Laws may adversely affect business operations and shareholder value.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact KAYS at Investor Relations: 561-210-5784